EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 1997 included in this Form 10-K into the previously filed Registration Statement File Nos. 33-51493, 33-29375 and 33-37380 on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 333-22589, 333-22587, 333-22561, 33-29375,
33-37380,  33-52385, 33-54110, 33-62976, 33-63200, 33-62978, 33-61852, 33-50409,
33-50267,  33-50271, 33-50269, 33-50257, 33-45881, 33-54851 and 33-55235 on Form
S-3 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 33-60347, 33-60167 and 333-01619 on Form S-4 of Omnicom Group Inc.




                                                   ARTHUR ANDERSEN LLP



New York, New York
March 24, 1997